CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE (I) IT IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE INFORMATION AS PRIVATE AND CONFIDENTIAL.
Exhibit 10.2

Service Provider Agreement
Provider: Gregory Henry

This Service Provider Agreement, effective as of the date last signed (the “Effective Date”) is made by and between Couchbase, Inc. (“Couchbase”), a Delaware corporation located at 3250 Olcott Street, Santa Clara, CA 95054, and the Provider listed above (“Provider”) for the purpose of setting forth the terms, including the data processing addendum, if applicable (collectively, the “Agreement”) by which Couchbase may retain Provider to provide services to Couchbase.

1.SERVICES AND COMPENSATION. Provider shall provide the services (“Services”) to Couchbase specified in mutually executed Statements of Work (each, an “SOW”). Couchbase shall pay Provider the compensation specified in the applicable SOW. Couchbase shall pay undisputed amounts within sixty (60) days of receipt of a complete and correct invoice. Couchbase shall have no obligation to pay for any work performed prior to the execution of an SOW and the issuance of a Couchbase purchase order.
2.TERM AND TERMINATION. This Agreement will commence on the Effective Date and remain in force and effect until the expiration of the last associated SOW. After termination, the parties may renew the effectiveness of this Agreement by entering into an SOW that references this Agreement. Couchbase may terminate this Agreement, or any SOW, with or without cause, by written notice to the Provider. In the event of termination, Provider shall be paid for time actually worked or deliverables actually accepted as set forth in the SOW that meet the specifications set forth therein. In the event Couchbase has paid any fees in advance, Couchbase shall receive a refund of any unused fees for the terminated Services within thirty (30) days of the termination notice.
3.RIGHTS TO DEVELOPMENTS. All software (including modifications and documentation), code, products, inventions, documents, reports, presentations, writings and other materials prepared or produced by or on behalf of Provider or to which Provider contributes, under this Agreement for Couchbase (collectively, “Developments”) shall be the sole and exclusive property of Couchbase. Provider agrees that Couchbase shall retain all copyright, patent, trade secret, trademark and any other intellectual property rights (“Intellectual Property Rights”) in the Developments. Provider hereby assigns to Couchbase at no additional consideration all right, title and interest and all Intellectual Property Rights in such Developments and all extensions and renewals thereof. Provider agrees to execute a written assignment of such rights in the Developments to Couchbase and any other documents necessary for Couchbase to establish, preserve, perfect or enforce its Intellectual Property Rights in the Developments if so requested by Couchbase. Provider hereby agrees not to assert at any time, and otherwise waives, any “moral rights” that Provider may have in the Developments, and Provider hereby assigns to Couchbase all moral rights therein.
4.THIRD PARTY COMPONENTS. “Third Party Component” means any software component, code, program, script, data base, table, library, code component, or portion thereof (“Code Component”) not developed by Provider and/or in which a third party has any ownership right, title or interest. “Open Source Code Component” means any Third Party Component licensed under a type of license agreement commonly referred to in the software industry as an “open source license” (“Open Source License”) which requires, among other things, the licensee to freely provide source code to third parties of the Code Component and/or any of licensee’s modifications to, derivatives of, and work based upon and/or including such Code Component. (For the avoidance of doubt, the term “Open Source Code Component” is included in the definition of “Third Party Component”.) Provider shall not include in or integrate into any Development any Third Party Component, or base any Development upon any Third Party Component, or link any Development with any Third Party Component in such a way that results in, or would or could reasonably be expected to result in: (i) Couchbase being subjected to obligations that are in conflict with or in addition to the obligations set forth in this Agreement; (ii) Couchbase’s loss of any rights, title or interest in or to any Development or related Intellectual Property Rights; or, (iii) without limiting the generality of the foregoing, Couchbase being subjected to the obligations attendant to a licensee under any Open Source License or any other third party license.

5.CONFIDENTIAL INFORMATION. “Confidential Information” means all information and material provided by Couchbase to Provider or to which Provider has access in connection with Services provided hereunder including, but not limited to, (i) all Developments; (ii) all software, documentation, financial, marketing and other business information of Couchbase or its customers, prospects or vendors; (iii) data or personal information of Couchbase’s customers, prospects or vendors; and (iv) any other material or information that is either marked as confidential or is disclosed under circumstances that one would reasonably expect it to be confidential. Confidential Information shall remain solely the property of Couchbase and Provider agrees to use the Confidential Information solely for the purposes of providing Services under this Agreement. Provider will not disclose or make Confidential Information available to any third party, except as specifically authorized by Couchbase in writing. All Confidential Information and any other information received from Couchbase, including all copies in any form, shall be returned to Couchbase promptly upon completion or termination of the applicable SOW or this Agreement. Provider shall be responsible for the use or disclosure of Confidential Information by its employees, agents and subcontractors (if any) who perform Services under this Agreement. Provider shall cause such employees, agents and subcontractors to execute a written confidentiality agreement at least as protective of Confidential Information as this Agreement prior to performing Services, and upon request, shall cause such parties to execute Couchbase’s standard form of non-disclosure agreement.
6.USE OF COUCHBASE RESOURCES. To the extent Couchbase grants Provider access to use Couchbase assets (such as laptop or other equipment), email, intranet resources, systems, platforms, online storage (such as Google Drive), or other Couchbase resources, Provider agrees to use such resources solely as directed and only to the extent required for performance of the Services, and at all times in accordance with Couchbase’s IT, Security and other policies. All such information uploaded to and/or residing within such resources is Couchbase’s Confidential Information. To the extent permitted by law, Provider agrees that Provider has no expectation of privacy with respect to Couchbase’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that computing activity and any files or messages on or using any of those systems may be monitored by Couchbase in accordance with its policies and applicable law. Provider consents to Couchbase’s use of personal data entered into such Couchbase resources in connection with the Services.
7.INDEPENDENT CONTRACTOR. Provider is an independent contractor and not an employee or principal of Couchbase. Provider shall have no authority to bind or enter into contracts on behalf of Couchbase. Provider, not Couchbase, shall be responsible for withholding or deducting from the compensation of Provider or (if applicable) Provider's employees, agents and subcontractors, any sums for federal or state income taxes, social security, unemployment compensation, medical, dental, workers' compensation or disability insurance coverage, and the like. Provider specifically agrees to pay any and all federal and state taxes and other payments lawfully due in connection with the compensation received under this Agreement. Provider will not be entitled to receive any vacation or illness payments or to participate in any plans, arrangements, or distributions by Couchbase pertaining to any bonus, stock option, profit sharing, insurance or similar benefits for Couchbase’s employees.
8.REPRESENTATIONS AND WARRANTIES
8.1.Conflict of Interest. Provider represents that there exists no actual or potential conflict of interest concerning the Services to be performed under this Agreement, and that Provider's performance under this Agreement does not require the breach of any agreement or obligation to keep in confidence the proprietary information of another party. Provider will not bring to Couchbase or use in the performance of Provider's duties under this Agreement and the SOW any materials or documents of another party considered confidential or proprietary unless Provider has obtained written authorization from such party, and the informed consent of Couchbase, for the possession and use of such materials
8.2.Compliance with Laws. Provider hereby represents and warrants to Couchbase that it shall fully comply with any and all applicable federal, state and local laws, rules, and regulations in its performance and delivery of the Services. Provider further warrants that it will fully comply with all relevant export laws and regulations as well as all applicable anti-corruption or anti-bribery laws, including the US Foreign Corrupt Practices Act and the UK Bribery Act.

8.3.Standard of Work. Provider hereby warrants that the Services shall be of professional quality and performed consistent with generally accepted industry standards and that it shall comply with Couchbase’s Code of Conduct for Partners and Suppliers available at https://www.couchbase.com/code-of-conduct-for-partners-suppliers.
9.DATA PRIVACY. Provider agrees that if, as part of performing the Services, it processes any data that is subject to legal or regulatory privacy or security requirements under the laws of any jurisdiction where the Provider, or Couchbase or a third party to whom the data belongs or to whom it refers is located, it shall comply with such laws or regulations, and shall not do anything or omit to do anything which would cause Couchbase or any third party associated with Couchbase to breach any such laws or regulations. Provider represents and warrants that if it processes any personal data that relates to an identified or identifiable natural person, to the extent that such information is protected as personal data under laws or regulations (for example, General Data Protection Regulation 2016/679), then (i) the Data Processing Addendum (“DPA”) attached as Exhibit 1 shall apply, and (ii) such processing shall be in compliance with all applicable laws and regulations and in accordance to the terms of the DPA.
10.DATA SECURITY. In providing the Services, Provider shall at all times meet, at a minimum, the requirements set forth in Exhibit 2, which form part of this Agreement.
11.INDEMNIFICATION. Provider shall defend, indemnify and hold harmless Couchbase, its officers, directors, employees and clients from any losses, liabilities, damages, demands, suits, causes of action, judgments, costs or expenses (including court costs and reasonable attorneys' fees) incurred by Couchbase in connection with (i) any claim that the Services or any Developments prepared or produced by Provider hereunder infringe or misappropriate a copyright, patent, trademark, trade secret, or any other intellectual property or proprietary right of any third party, (ii) any breach of the terms of the Agreement or the DPA, (iii) any property damage, personal injury or death which results from the Services or caused by Provider’s employees, agents, subcontractors or other representatives, (iv) workers’ compensation claims brought by Provider’s employees, agents, subcontractors or other representatives, or (v) resultant from any negligence act or omission by Provider or willful misconduct. Couchbase shall have the right to approve any counsel retained to defend any demand, suit or cause of action in which Couchbase is a defendant, such approval not to be unreasonably withheld. Provider agrees that Couchbase shall have the right to control and participate in the defense of any such demand, suit or cause of action concerning matters that relate to Couchbase, and that such suit will not be settled without Couchbase's consent, which consent shall not be unreasonably withheld. If, in Couchbase's reasonable judgment, a conflict exists in the interests of Couchbase and Provider in such demand, suit or cause of action, Couchbase may retain its own counsel whose reasonable fees shall be paid by Provider.
12.LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF BUSINESS, LOSS OF GOODWILL, WORK STOPPAGE, LOST PROFITS, LOSS OF DATA, COMPUTER FAILURE OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL COUCHBASE’S AGGREGATE LIABILITY TO PROVIDER FROM ALL CAUSES OF ACTION AND UNDER ALL THEORIES OF LIABILITY, EXCEED THE TOTAL AMOUNT OF FEES PAID OR DUE AND OWED UNDER THE APPLICABLE SOW BY COUCHBASE TO PROVIDER IN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE ACT OR OMISSION FIRST GIVING RISE TO THE LIABILITY.
13.AUDIT. Couchbase shall have the right to examine the Developments at any time. At Couchbase's written request, Provider shall provide sufficient access to its books and records for Couchbase to verify that Provider is complying with the terms of this Agreement, including any terms set forth in the SOW attached hereto.
14.ASSIGNMENT. Neither party may assign or otherwise transfer any of its rights or obligations under this Agreement without prior written consent of the other party.

15.GOVERNING LAW, JURISDICTION. This Agreement is made and entered into by the parties in the State of California and shall be construed according to the laws of that state, without application of conflict of law principles. Any legal action or proceeding relating to this Agreement shall be instituted in any state or federal court in San Francisco or Santa Clara County, California. Provider and Couchbase agree to submit to the jurisdiction of, and agree that venue is proper in, the aforesaid courts in any such legal action or proceeding.
16.INSURANCE, ON-SITE WORK. Provider agrees to the Couchbase Insurance Requirements for Service Providers attached as Exhibit 3, which forms a part of this Agreement. Provider shall secure and pay for all permits, approvals, government fees, licenses, and inspections necessary for the proper execution and performance of the work. Provider shall, during performance of the work and upon completion of the work, keep the premises and surrounding area free from the accumulation of waste materials and rubbish caused by Provider.
17.SUBCONTRACTORS. Only Provider and Provider’s employees shall perform the Services under this Agreement and any SOW. Provider shall not use any subcontractor to provide Services to Couchbase without Couchbase’s prior written approval. If Couchbase, in its sole discretion, grants such written approval, Provider shall remain fully liable for any and all acts and omissions by its subcontractors under this Agreement.
18.PUBLICITY. Provider will not, without first obtaining Couchbase’s consent in writing, use Couchbase’s name, logo, or service marks, including to advertise or otherwise disclose that Provider has furnished or agreed to furnish Services to Couchbase under this Agreement. In the event Couchbase provides its prior written consent, Provider agrees to adhere to Couchbase’s legal and brand guidelines provided upon request.
19.WAIVER. All remedies available to either party hereto for breach of this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.
20.SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be enforced to the maximum extent permissible, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
21.ORDER OF PRECEDENCE. In the event of any conflict, contradiction, or ambiguity between the terms and conditions of this Agreement, an SOW or an order, or the DPA, and any attachments to this Agreement, then any inconsistency shall be resolved in the following order of precedence: (1) DPA with respect to the processing of personal data, (2) any security provisions, (3) an SOW, and (4) the Agreement.
22.AMENDMENT. This Agreement may be modified or amended only by a writing signed by duly authorized representatives of both parties.
23.NO THIRD-PARTY BENEFICIARIES. Nothing expressed or referenced to in this Agreement will be construed to give any person or entity other than the parties or their permitted successors and assigns expressly provided in this document any legal or equitable right, remedy or claim under or with respect to this Agreement.
24.NOTICE. All notices permitted or required under this Agreement shall be in writing and shall be delivered in person, by confirmed facsimile, overnight courier service or mailed by first class, registered or certified mail, postage prepaid, to the address of the party specified above or such other address as either party may specify in writing. Such notice shall be deemed to have been given upon receipt.
25.AGREEMENT MAY BE SIGNED IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
26.ENTIRE AGREEMENT AND SURVIVAL. This Agreement, including any SOW issued hereunder, contains the entire Agreement between the parties related to this subject matter and no alteration or variation of the terms of this Agreement shall be valid unless made in writing and signed by the parties hereto. This

Agreement supersedes any prior agreements or understandings between the parties hereto. The obligations set forth in Sections 3, 4, 5, 8, 9, 10, 11 and 12 shall survive any expiration or termination of this Agreement.
[Signature Page Follows]

AGREED BY THE PARTIES AS OF THE EFFECTIVE DATE:

	Couchbase:		Provider:

	/s/ MATTHEW M. CAIN		/s/ GREG HENRY
	[Signature]		[Signature]
Name:	Matt Cain	Name:	Gregory Henry
Title:	President and CEO	Title:	Advisor
Date:	February 20, 2025	Date:	February 21, 2025

Statement of Work (“SOW”) #1

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